EXHIBIT 5.1

                                December 21, 1999



Teligent, Inc.
8065 Leesburg Pike, Suite 400
Vienna, Virginia 22182

Dear Sirs and Madams:

         We have acted as counsel to Teligent, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 4,300,000 shares of Class A Common Stock, $0.01 par value per share (the "Shares"), of the Company which may be issued upon exercise of stock options pursuant to the Teligent, Inc. 1997 Stock Incentive Plan and the Teligent, Inc. 1999 Employee Stock Purchase Plan (collectively, the "Plans").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

              1. The issuance of the Shares upon exercise of stock options granted under the Plans has been duly authorized; and

              2. When the Shares have been issued and delivered in accordance with the terms of the Plans, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,


                                   /S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                   ---------------------------------------------
                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.